Exhibit 99.1

Guardant Health Announces Debt Exchange Transactions

PALO ALTO, Calif. February 7, 2025 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today announced that on February 6, 2025, it entered into privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its outstanding 0% Convertible Senior Notes due 2027 (the “2027 Notes”), pursuant to which the Company will issue $600 million aggregate principal amount of 1.25% Convertible Senior Notes due 2031 (the “New Notes”) in exchange for the retirement of approximately $659.3 million principal amount of 2027 Notes (the “Transactions”). The initial conversion rate of the New Notes will be 16.0716 shares of Guardant Health’s common stock (the “common stock”), per $1,000 principal amount of New Notes, which represents an initial conversion price of approximately $62.22 per share of common stock, which reflects a conversion premium of approximately 35% to the last reported sale price of Guardant Health’s common stock on February 6, 2025. The maturity date of the New Notes is February 15, 2031. Following the closing of the Transactions, which is expected to occur on or about February 14, 2025, subject to customary closing conditions, approximately $490.7 million in aggregate principal amount of 2027 Notes will remain outstanding with terms unchanged, in addition to $600 million aggregate principal amount of the New Notes.

In connection with the Transactions, Guardant Health intends to repurchase approximately $45 million of shares of its common stock from certain participants in the Transactions through a financial intermediary at the last reported sale price of the common stock on February 6, 2025, and Guardant Health has been advised that the exchange agent for the Transactions intends to purchase approximately $35 million of shares of Guardant Health’s common stock from certain participants in the Transactions through a financial intermediary at the last reported sale price of the common stock on February 6, 2025 (the “Share Repurchases”).

Additional information regarding this announcement may be found in a Current Report on Form 8-K that Guardant Health intends to file today with the U.S. Securities and Exchange Commission (the “SEC”).

J. Wood Capital Advisors LLC acted as exchange agent to Guardant Health in connection with the Transactions.

The New Notes and any shares of common stock issuable upon conversion of the New Notes have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell, nor is it a solicitation of an offer to buy, the 2027 Notes, the New Notes or Guardant Health’s common stock, nor shall there be any sale of the New Notes or Guardant Health’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

About Guardant Health

Guardant Health is a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care and accelerating new cancer therapies by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and treatment selection for patients with advanced cancer.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the closing of the Transactions and the effect of the Transactions and Share Repurchases on Guardant Health’s common stock, which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2023, and in its other reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:

Zarak Khurshid

investors@guardanthealth.com

Media Contact:

Melissa Marasco

press@guardanthealth.com

+1 650-647-3711

Source: Guardant Health, Inc.